UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 21, 2009

Prospect Capital Corporation

(Exact name of registrant as specified in its charter)

MD	333-114552	43-2048643
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

10 East 40th Street, 44th Floor, New York, New York 10016
(Address of principal executive offices)

(212) 448-0702
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2009, the Board of Directors of Prospect Capital Corporation (the "Company") amended Article II Section 7 of the bylaws of the Company in order to provide the Company with more flexibility in determining the voting standard required to approve certain matters which may properly come before a meeting of shareholders.

A copy of the bylaws as amended and restated on September 21, 2009 is furnished as Exhibit 3.1 to this report.  The foregoing description of the amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits

(d)           Exhibit

3.1           Amended and Restated Bylaws of Prospect Capital Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By.	/s/ M. Grier Eliasek
Name:	M. Grier Eliasek
Title:	Chief Operating Officer

Date:  September 21, 2009